                                                                     EXHIBIT 5.1


[VINSON & ELKINS LOGO APPEARS HERE]


December 23, 2003



Natural Resource Partners L.P.
NRP (Operating) LLC
601 Jefferson, Suite 3600
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel to Natural Resource Partners L.P., a Delaware limited partnership (the "Partnership") and NRP (Operating) LLC, a Delaware limited liability company (the "Operating Company"), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration of up to $500,000,000 of common units ("Common Units") of the Partnership and/or debt securities (the "Debt Securities") of the Partnership and the Operating Company. The Common Units and Debt Securities are collectively referred to herein as the "Securities." We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

         In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership Agreement, dated as of October 17, 2002, as amended by Amendment No. 1 (the "Partnership Agreement"); (iii) the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of October 17, 2002; and
(iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and/or the Operating Company and the other parties thereto.

         Based upon and subject to the foregoing, we are of the opinion that:

         With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable.

         With respect to the Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Operating Company have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and/or the Operating Company upon payment of the consideration therefore provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership and/or the Operating Company, respectively, enforceable against the Partnership and/or the Operating Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

         The opinions expressed herein are qualified in the following respects:

         A. We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

         B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

         C. This opinion is limited in all respects to federal law of the United States of America and the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

         We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                   Very truly yours,

                                                   /s/ Vinson & Elkins L.L.P.
                                                   --------------------------
                                                   Vinson & Elkins L.L.P.